UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 2, 2018
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
401 North 31st Street, Billings, MT 59116-0918
(Address of principal executive offices)
(406) 255-5390
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.07    Submission of Matters to a Vote of Security Holders

On May 2, 2018, First Interstate BancSystem, Inc. (the “Registrant”) held its annual meeting of its shareholders. The proposals voted upon at the annual meeting and the final voting results for each proposal (with the holders of Class A common stock and Class B common stock voting together as a single class on all matters) are as follows:

Proposal No. 1 - To elect as directors the nominees proposed by the board of directors of the Registrant, to three-year terms expiring in 2021, or until their respective successors have been elected and qualified.

Nominee	For	Withhold Authority	Abstain	Broker Non-votes
James R. Scott	105,351,757	13,878,033	163,494	5,028,925
Kevin P. Riley	111,873,624	4,093,086	3,426,574	5,028,925
David L. Jahnke	115,866,497	3,355,336	171,451	5,028,925
John M. Heyneman, Jr	117,799,554	1,431,269	162,461	5,028,925
Ross E. Leckie	118,365,023	857,391	170,870	5,028,925
Teresa A. Taylor	118,771,723	450,353	171,208	5,028,925

Proposal No. 2 - To ratify the appointment of the appointed directors on the board of directors of the Registrant, to three-year terms expiring in 2020, or until their respective successors have been elected and qualified.

Nominee	For	Withhold Authority	Abstain	Broker Non-votes
Dennis L. Johnson	119,093,916	129,143	170,225	5,028,925
Patricia L. Moss	118,886,763	336,662	169,859	5,028,925

Proposal No. 3 - To ratify the appointment of RSM US LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstain	Broker Non-votes
124,019,680	241,284	161,245	—

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 3, 2018

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer